UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2005

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of Principal Executive Offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Getty Images, Inc. (the company) announced today that its 0.5% Convertible Debentures due 2023 will be convertible by the holders on July 1, 2005 due to a conversion condition having been met. The conversion condition was met on June 21, 2005, when the closing price of the company’s common stock exceeded $73.30 for 20 trading days within the last 30 trading days ending June 30, 2005.

As a result, the company will classify the $265.0 million of debentures as short-term debt on its June 30, 2005 balance sheet. The ability for the holders to convert will expire on September 30, 2005 unless the conversion condition is met again in the last 30 trading days ending September 30, 2005. If the condition is not met during that period, the company will reclassify the debt back to long-term.

Meeting this condition also will result in the company expensing, in the second quarter of 2005, $5.0 million of unamortized debt issuance costs.

For further detail regarding the conversion rights described above, please review the company’s registration statement on Form S-4/A filed with the Securities and Exchange Commission on December 14, 2004.

ITEM 7.01. REGULATION FD DISCLOSURE

A copy of the press release dated June 21, 2005 announcing the convertibility of the company’s 0.5% Convertible Debentures due 2023 is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 21, 2005 announcing the convertibility of the company’s 0.5% Convertible Debentures due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

Date: June 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 21, 2005 announcing the convertibility of the company’s 0.5% Convertible Debentures due 2023.